EXHIBIT 4.1

PREMIER ALLIANCE GROUP, INC.

2008 STOCK INCENTIVE PLAN

1.           Purpose

The purpose of the 2008 Stock Incentive Plan (the "Plan") is to provide a method whereby selected key employees, selected key consultants, professionals and non-employee directors of Premier Alliance Group, Inc. (the "Company") may have the opportunity to invest in shares of the Company's common stock (the "Common Stock" or "Shares"), thereby giving them a proprietary and vested interest in the growth and performance of the Company, and in general, generating an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders.  Further, the Plan is designed to enhance the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.

2.           Administration

The Plan shall be administered by the Company's Board of Directors (the “Board") or, if so designated by resolution of the Board, by a Committee composed of not less than two individuals (the "Committee").  From time to time the Board or the Committee, if so designated, may grant stock options ("Stock Options" or "Options") and restricted stock (“Restricted Stock”) to such eligible parties and for such number of Shares as it in its sole discretion may determine.  A grant in any year to an eligible Employee (as defined in Section 3 below) shall neither guarantee nor preclude a grant to such Employee in subsequent years.  Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the Option and Restricted Stock agreements described in Sections 5(i) and 6(b)(iv) hereof, and to make all other determinations necessary or advisable for the administration of the Plan.  The Board or the Committee, if so designated, may correct any defect, supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable.   The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive.  The validity, construction, and effect of Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada.

3.           Eligibility

The class of employees eligible to participate under the Plan shall include, employees, key consultants or professionals and non-employee directors of the Company (collectively and individually, "Employees").  Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee to continue in the employ of the Company or shall interfere in any way with the right of the Company or its subsidiaries, as the case may be, to terminate his employment at any time.

4.           Shares Subject to the Plan

Subject to adjustment as provided in Section 7, an aggregate of 10,000,000 shares of Common Stock shall be available for issuance under the Plan.  The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.  If any shares of Common Stock that have been optioned cease to be subject to a Stock Option for any reason, or if any shares of Common Stock that are subject to any Restricted Stock award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.

5.           Stock Options

The Board or the Committee, if so designated, may from time to time after consultation with management select Employees to whom Stock Options shall be granted.  The Options granted may be incentive Stock Options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-statutory Stock Options ("Non-statutory Stock Options"), whichever the Board or the Committee shall determine, subject to the following terms and conditions:

(a)           Price.  The purchase price per share of Common Stock deliverable upon exercise of each Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date such Option is granted.  Provided, however, that if an Incentive Stock Option is issued to an individual who owns, at the time of grant, more than ten percent (10%) of the total combined voting power of all classes of the Company's Common Stock, the exercise price of such Option shall be at least 110% of the Fair Market Value of the Common Stock on the date of grant and the term of the Option shall not exceed five years from the date of grant.  The Option price of Shares subject to Non-statutory Stock Options shall be determined by the Board or Committee, if so designated, in its absolute discretion at the time of grant of such Option, provided that such price shall not be less than 85% of the Fair Market

Value of the Common Stock at the time of grant.  For purposes of this Plan, Fair Market Value shall be the average of the closing bid and ask prices for the Common Stock on the date in question.

(b)           Payment.  Options may be exercised only upon payment of the purchase price thereof in full.  Such payment shall be made in such form of consideration as the Board or Committee determines and may vary for each Option.  Payment may consist of cash, check, notes, delivery of shares of Common Stock having a Fair Market Value (as defined below) on the date of surrender equal to the aggregate exercise price, or any combination of such methods or other means of payment permitted under Nevada law.

(c)           Alternative Settlement of Option.   Upon the receipt of written notice of exercise, the Board or the Committee may elect to settle all or part of any Stock Option by paying to the Optionee an amount, in cash or Common Stock  (valued at Fair Market Value on the date of exercise as defined below), equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Option exercise price, multiplied by the number of shares of Common Stock with respect to which the Optionee proposes to exercise the Option.   Any such settlements that relate to Options that are held by Optionees who are subject to Section 16(b) of the Securities Exchange Act of 1934 (“Exchange Act”) shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable and with such other conditions as the Board or Committee may impose.

(i)           Fair Market Value shall mean:  (a) if the Stock is listed on a national securities exchange or quoted on FINRA’s Automated Quotation System  ("NASDAQ"), the last sale price of a share of Common Stock on the last preceding day on which the Common Stock was traded, as reported by such exchange or NASDAQ, or on a composite tape reflecting transactions on such exchange or by NASDAQ, as the case may be; (b) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded in the  over-the-counter market, the average of the high bid and asked prices for a share of Common Stock on the last preceding day for which such quotations are reported; and (c) if the fair market value of a share of Common Stock cannot be  determined  pursuant to clause (a) or (b) above, such price as the Board of Directors or the Committee shall determine, which determination shall be conclusive as to the Fair Market Value of the Common Stock.

(d)           Term of Options.  The term during which each Option may be exercised shall be determined by the Board or the Committee, if so designated, provided that an Incentive Stock Option shall not be exercisable in whole or in part more than 10 years from the date it is granted.  All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or the Committee.
The Board or the Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments.  The Shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise of Incentive Stock Options shall be further restricted as set forth herein.  The Board or the Committee may, in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Incentive Stock Option shall be exercisable until one year after grant.

(e)           Limitations on Grants.  The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any subsidiary of the Company) shall not exceed $100,000. The foregoing limitation shall be modified from time to time to reflect any changes in Section 422 of the Code and any regulations promulgated thereunder setting forth such limitations.

(f)           Termination of Employment.

(i)           If the employment of an Employee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Employee or for cause by the Company, then his Option shall expire forthwith.  Except as provided in Section 5(f)(ii) and (iii), if such employment shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of Section 5(f)(iv).  For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a Corporation (or subsidiary or parent corporation of the Company) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

(ii)           If the holder of an Option under the Plan dies (a) while employed by, or while serving as a non-employee director for, the Company or a subsidiary corporation of the Company, or (b) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee director, or for cause, then such Option may, subject to the provisions of Section 5(f)(iv), be exercised by the estate of the employee or non-employee director or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee director at any time within the earlier of one year after such death or the date of expiration of the Option

(iii)           If the holder of Option under the Plan ceases employment because of permanent or total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary corporation of the Company, then such

Option may, subject to the provisions of Section 5(f)(iv), be exercised at any time within one year after his termination of employment due to disability.

(iv)           An Option may not be exercised pursuant to this Section 5(f), except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.  For purpose of this Section 5(f), the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

(g)           Nontransferability of Options.  No Option shall be transferable by a Holder otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee to whom an Option is granted it may be exercised only by the employee, his guardian or legal representative if permitted by Section 422 and related sections of the Code and any regulations promulgated thereunder.

(h)           Listing and Registration.  Each Option shall be subject to the requirement that if at any time the Board or the Committee, if so designated, shall determine, in its discretion, the listing, registration or qualification of the Common Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

(i)           Option Agreement.  Each Employee to whom an Option is granted shall enter into an agreement with the Company which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Board or the Committee, if so designated.

(j)           Withholding.  Prior to the delivery of certificates for shares of Common Stock, the Company or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an Option.  An Optionee may make such payment either (i) in cash, (ii) by authorizing the Company to withhold a portion of the stock otherwise issuable to the Optionee, (iii) by delivering already-owned Common Stock, or (iv) by any combination of these means.

6.           Restricted Stock Awards

(a)           Grant and Exercise.   Shares of restricted stock (“Restricted Stock”) may be issued either alone or in addition to or in tandem with other awards granted under this Plan.  The Board or Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.  The Board or Committee may condition the grant of Restricted Stock upon the attainment of specified performance objectives or such other factors as the Board or the Committee may determine.

(b)           Terms and Conditions.   Each Restricted Stock award shall be subject to the following terms and conditions:

(i)           Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded.  During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in this Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below.  Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Plan and the applicable Restricted Stock agreement.

(ii)           Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if necessary) to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable.  The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting  requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distribution as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in this Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or Committee with respect to any Restricted Stock and Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(iii)           Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested.  Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

(iv)           Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

7.           Adjustment of and Changes in Common Stock

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitutions or adjustments shall be made in the (A) aggregate number and kind of shares reserved for issuance under this Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under this Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding awards granted under this Plan, as may be determined to be appropriate  by the Board or the Committee in its sole  discretion, in order to prevent dilution or enlargement of rights; provided,  however, that the number of shares subject to any award shall always be a whole number.  Such adjusted exercise price shall also be used to determine the amount which is payable to the Optionee upon the exercise by the Board or the Committee of the alternative settlement right which is set forth in Section 5(c) herein.

8.           Change of Control Provisions

(a)           A "Change of Control" shall be deemed to have occurred on the tenth day after:

(i)           any individual, entity or group (as defined in Section 13(d)(3) of the Exchange  Act),  becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3  promulgated under the Exchange Act) of more than 25% of the then outstanding shares of the Company's  capital stock entitled to vote generally in the election of directors of the Company; or

(ii)           the  commencement  of, or the first public  announcement  of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section14(d)(1) of the  Exchange  Act for any class of the Company's capital stock; or

(iii)           the  stockholders of the Company approve (A) a definitive agreement for the merger or other business combination  of the Company with or into another corporation pursuant to which the stockholders of the Company immediately prior to the transaction do not own,  immediately after the transaction,  more than 50% of the  voting  power of the  corporation  that  survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company,  or (C) any plan or proposal for the  liquidation  or  dissolution of the Company;

provided, however, that a "Change of Control" shall not be deemed to have taken place if  beneficial ownership is  acquired  (A) directly from the Company, other than an acquisition by virtue of the exercise or  conversion  of  another  security  unless  the security so converted or exercised was itself  acquired  directly from the  Company,  or (B) by, or a tender or  exchange  offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other  employee  benefit plan sponsored or maintained  by the Company;  or any trustee of or fiduciary  with respect to any such plan when acting in such capacity.

(b)           In the event of a "Change of Control" as defined in Section 8(a) above, awards granted under this Plan shall be subject to the following provisions, unless the provisions of this Section 8 are suspended or terminated by the Board prior to the occurrence of such a "Change of Control":

(i)           all outstanding  Stock Options which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise  exercisable  at such time,  and any such Stock  Option shall  remain  exercisable  in full  thereafter  until it expires pursuant to its terms; and

(ii) all restrictions and deferral limitations contained in Restricted Stock awards granted under the Plan shall lapse.

9.           No Rights of Shareholders

Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any Option, in whole or in part, unless and until certificates for such Shares shall have been issued.

10.           Plan Amendments

The plan may be amended by the Board as it shall deem advisable or to conform, to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders: (i) increase the aggregate number of Shares available for Options except as permitted by Section 7; (ii) materially increase the benefits accruing to participants under this Plan; (iii) extend the maximum period during which an Option may be exercised; or (iv) change the Plan's eligibility requirements.  Any discrepancy between the Board and any Committee regarding this Plan shall be decided in any manner directed by the Board.

11.  Term of Plan

The Plan became effective upon its approval by the Company’s majority shareholders on May 29, 2009.  No Options shall be granted under the Plan after the date which is ten years after the date on which the Plan was approved by the Company shareholders.